Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 7, 2003, in the Current Report on Form 8-K/A Amendment No. 2 of TSI Telecommunication Holdings, LLC, dated November 14, 2003.

/s/ Ernst & Young LLP

Tampa, Florida

November 14, 2003